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                                                                    EXHIBIT 10.4

                                   AGREEMENT
                                    BETWEEN
                         PROLONG SUPER LUBRICANTS, INC.
                         -----------------------------
                                      AND
                                    AL UNSER
                                    --------

     This Agreement is made this 28th day of July, 1995, by and between Prolong Super Lubricants, Inc. with its principal place of business located at 1210 North Barsten Way, Anaheim, California 92806 (hereinafter referred to as "Prolong") and Al Unser, a professional race car driver residing at 7625 Central Avenue N.W., Albuquerque, New Mexico 87121 (hereinafter referred to as "Unser").

     WHEREAS, Prolong is in the business of manufacturing and marketing lubrication products and desires Unser to be Prolong's spokesperson; and

     WHEREAS, Unser is willing to perform personal services for Prolong; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:



1.   DURATION
     --------

     A. This Agreement shall commence with the date of execution hereof and shall terminate three (3) years and 120 days after the first airing of the Infomercial on television in any market.

     B. The duration of the Test Marketing Period of the Infomercial shall be 120 days, commencing with the first airing of the Infomercial on television in any market and ending 120 days thereafter.

     C. The Roll-Out Date shall be the 120th day after the first airing of the Infomercial on television on any market. This Agreement shall continue thereafter for up to three (3) years, conditioned upon Prolong airing the Infomercial after successive anniversaries of the execution of this Agreement as dealt with in Paragraph 6.a.

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2.   SCOPE
     -----

     A.  INFOMERCIAL TAPING
         ------------------

          1.  Purpose
              -------

          The primary purpose of this Agreement is to facilitate the marketing of Prolong's products through the dissemination of a videotaped "infomercial." Present scheduling calls for the infomercial to be taped in the months of July and August of 1995. In any event, Prolong will provide Unser with at least 14 days' prior notice of proposed taping dates and, as soon as reasonably possible after the execution of this Agreement, Unser will provide Prolong with a schedule of dates when he will be unavailable during the months of July, August, and September 1995.

          2.  Services
              --------

          a) Unser agrees to allow Prolong to utilize his photographic or videotaped likeness, name, signature, initials, and endorsements in conjunction with the production and promotion of the infomercial.

          b) Unser agrees to make himself available for up to two consecutive days for taping of the infomercial. If Prolong elects to tape on non-consecutive days, Unser agrees to make himself available for one (1) day at any location in the continental U.S. reasonably chosen by Prolong and one (1) other non-consecutive day so long as this day is spent in the Albuquerque metropolitan area. Prolong shall pay, above and beyond any other compensation specified in the Agreement, for all first-class transportation costs, lodging, and meal expenses incurred by Unser in travel to and from the one day of shooting which may be spent on location away from the Albuquerque metropolitan area.

          c) All printed promotional materials, printed advertising, press releases, and any other communicative materials utilizing Unser's photographic image, name, signature, endorsement, or initials, shall not be derogatory to the image of Al Unser as reasonably determined by Unser and Barnes Dyer Marketing (hereinafter referred to as BDM), Unser's authorized agent, prior to release, publishing, broadcasting, or other dissemination. Prolong agrees to provide to BDM copies of all such materials for approval no later than 5 days before any such release or dissemination. BDM and Unser agree to respond promptly to every such request for approval, but in any case shall respond no later than 5 days after receipt of such request for approval. If no response is received by Prolong within such 5-day period, such non-response shall be deemed to constitute approval.

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          d)  Unser agrees that he will not endorse competitive products during the term of this Agreement. Competitive products shall be as follows: Engine Treatment, Transmission Treatment, Fuel Conditioner, Penetrant Spray, Precision Oil, Engine Oil and Grease.

          e) Unser agrees to use his best efforts to promote Prolong and its products during the term of this Agreement.


3.   COMPENSATION FOR INFOMERCIAL TAPING
     -----------------------------------

          a) In addition to all other compensation herewith, Prolong shall pay to Unser $5,000 per day for every day or fraction thereof utilized in taping.

          b)  Guaranteed Minimum and Royalties

     If Prolong airs the Infomercial in any market after the Roll-Out Date, Unser shall be paid a guaranteed minimum of $40,000 for the first year of this Agreement period, plus the amount by which a one percent royalty (1%) on gross product sales from the direct response program exceeds $40,000 (gross product sales means all income generated, less only returns, bad checks, cancellations, declines, shipping and handling, sales or use tax collected by Prolong from purchasing consumers and entirely paid to the taxing authorities by Prolong, and
credit card charge backs).   During the first year of this Agreement,
commencing upon the Roll-Out Date, and conditioned upon any airing of the Infomercial in any market after the Roll-Out Date, the $40,000 guarantee shall be paid in installments of $6,666.66 per month for the first six months, with the first payment due on the date of roll-out and an equal amount due each subsequent month thereafter, until the minimum is paid. For Year 2 of the Agreement, the compensation shall increase to a guaranteed minimum of $50,000, (if the Infomercial is aired at all in any market after the 1st anniversary thereof) plus the amount by which a 1-percent royalty on gross product sales (as defined herein) exceeds $50,000. During Year 2 the installment payments of the guaranteed minimum shall be $8,333 for each of the first six months of said Year 2, with the first payment due on the first anniversary of the execution hereof, and an equal payment due on the first day of the next five months. Payment for Year 3 shall be in all respects identical to Year 2 except conditioned on an airing of the Infomercial after the second anniversary hereof; the minimum guarantee shall be $60,000 payable in equal installments of $10,000 each, commencing on the second anniversary of the execution hereof, and payable each of the next five months thereafter.

     Whenever the royalties of (one) 1 percent of gross sales as defined herein exceed the guarantee for the relevant year, Prolong will pay the excess, if any, earned by Unser during each prior three-month period on a quarterly basis, commencing three

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months after the execution hereof, within 10 days after the end of each three-
month period.

          a)  Accounting for royalties
              ------------------------
     Prolong will submit comprehensive quarterly royalty statements to BDM within 15 days after the end of the prior three-month period commencing on a date three months after the execution hereof and continuing on a quarterly basis throughout the balance of this agreement or any extensions thereof. BDM and Unser shall have the right to reasonably review and inspect all accounting documents, methods, and materials used by Prolong to record sales and earnings in order to verify royalty payments. BDM and Unser agree to keep confidential and secret all information they receive from the accountings provided by Prolong and acknowledge that such information, if disseminated to third parties, could harm Prolong economically.


4.   RELATIONSHIP OF THE PARTIES
     ---------------------------

     Nothing contained in this Agreement shall be construed to create the relationship of employer and employee, principal and agent, partners or joint venturers, and none of the acts of the Parties shall be deemed to create any relationship between Prolong and Unser other than that of Independent Contractors.


5.   INDEMNIFICATION
     ---------------

     Prolong agrees for itself, its successors and assignors to defend, hold harmless, and indemnify, both collectively and individually, Unser and BDM, their officers, agents, employees and their successors and assigns, and anyone acting on behalf of any of them, from and against any and all losses, costs, and damages, expenses or claims (including attorney's fees), whether such claims are groundless or not, arising out of any claim, including but not limited to claims of personal injury, death, or damage to property, whether real or personal, or false advertising or misrepresentation, unless such claims arise from Unser or BDM's intentional misconduct or gross negligence. The intent of this indemnification paragraph is to cause Prolong to indemnify and hold harmless Unser and BDM from any and all third-party claims of any nature arising out of, or related to this Agreement or performance hereunder, unless such claims arise from intentional or grossly negligent conduct of BDM or Unser.


6.   TERMINATION CLAUSE
     ------------------

     a) Termination by either party: either party may, upon 30-day notice to the other of breach and a subsequent failure to correct such breach within 30 days after such written notice,

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terminate further performance under this agreement, while maintaining the right to require performance by the other party of those obligations accruing prior to the date of termination as determined herein. The payment of all compensation earned by Unser under this agreement will fully discharge all of Prolong's obligations hereunder; Prolong shall not be further obligated to produce, broadcast, telecast, or publish any of the materials or further utilize Unser's services hereunder. It is understood, however, that all guarantees of minimum payments hereunder (i.e., $40,000, 1st year; $50,000, 2nd year; $60,000, 3rd year) shall be payable in any event regardless of Prolong's exercise of discretion regarding any reduction in production or dissemination of the materials contemplated hereunder, so long as the Infomercial is aired after relevant anniversary dates hereof: The obligation of Prolong to pay the minimum annual guarantee for Year 1 is conditioned upon Prolong first airing an Infomercial, in which Unser appears, on or after the Roll-Out Date (120 days after the first test airing). The obligation of Prolong to pay the minimum annual guarantee for Year 2 is conditioned upon Prolong airing an Infomercial in which Unser appears on or after the first anniversary of the Roll-Out Date. The obligation of Prolong to pay the minimum annual guarantee for Year 3 is conditioned upon Prolong first airing the Infomercial in which Unser appears on or after the second anniversary of the Roll-Out Date.
     b) At any time that Prolong is in breach of the compensation terms of this agreement, either for royalties or guarantees, Prolong shall have 30 days to cure such breach after 30 days' written notice from Unser/BDM of the breach. In the event of failure to cure within the time limits provided hereunder, in addition to such other remedies to which Unser may be entitled, Unser shall have the right to halt all use of the Unser image by Prolong thereafter, in which event Prolong agrees it shall cease using in any way the Unser image and agrees to recall all outstanding material produced hereunder which uses the Unser image. It is understood between the parties that Prolong may discontinue airing the program at any time, for any reason, and that such action is not a breach of this Agreement, so long as all obligations incurred by Prolong hereunder up to the date of discontinuation are current.


7.   PAYMENTS
     --------

     All payments to Unser shall be made payable to BDM, Unser's authorized representative, at 15510 Rockfield Blvd., Suite C, Irvine, California 92718.

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8.   ENTIRE AGREEMENT/MODIFICATION IN WRITING
     ----------------------------------------

     This agreement constitutes the entire and only understanding between Prolong and Unser, and supersedes any and all prior agreements, arrangements, communications or representations, whether oral or written. No alteration, amendment, change, modification or waiver to this Agreement shall be valid or binding unless the same is in writing and signed by the parties or their duly authorized representatives.


9.   LAW GOVERNING
     -------------

     This Agreement shall be interpreted and construed in accordance with the State of California. Jurisdiction and venue shall be in Orange County, California. In the event of a legal dispute between the parties, the prevailing party shall be entitled to actual legal costs, attorney's fees, filing fees, costs of suit, costs of transcripts and depositions, and all other reasonable costs incurred.



DATED:   July 28th, 1995                    /s/ ELTON ALDERMAN
         ---------------                    ------------------------------
                                            ELTON ALDERMAN
                                            President
                                            Prolong Super Lubricants, Inc.


DATED:   7/28/95                            /s/ AL UNSER
         ---------------                    ------------------------------
                                            AL UNSER

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